UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 6, 2020 (February 1, 2020)

APOLLO MEDICAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37392	95-4472349
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1668 S. Garfield Avenue, 2nd Floor, Alhambra, CA 91801

(Address of Principal Executive Offices, and Zip Code)

(626) 282-0288

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AMEH	Nasdaq Capital Market

Item 8.01 Other Events.

On December 8, 2017, a reverse merger transaction between Network Medical Management, Inc., a California corporation (“NMM”) and Apollo Medical Holdings, Inc., a Delaware corporation (the “Company”) was consummated such that NMM became a wholly-owned subsidiary of the Company (the “Merger”). Pursuant to the Merger, the shares of NMM common stock previously held by former NMM shareholders were converted into securities of the Company as previously disclosed in the Company’s SEC filings.

As a condition to the closing of the Merger, and as previously disclosed in the Company’s SEC filings, all of the former NMM shareholders were required to enter into a Lock-Up Agreement with the Company, dated December 6, 2017 (the “Lock-Up Agreements”). Under the terms of the Lock-Up Agreements, the former NMM shareholders agreed not to, without the prior written consent of the Company and except in limited circumstances (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of “Covered Securities” (as defined in the Lock-Up Agreement), or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Covered Securities. The lock-up restrictions terminate with respect to one-third of the shares of the Company’s common stock issued in connection with the Merger immediately following each of (i) the 18th month anniversary of the effective time of the Merger (the “First Lock Up Period”), (ii) the 30th month anniversary of the effective time of the Merger, and (iii) the 42nd month anniversary of the effective time of the Merger. Pursuant to amendments to the Lock-Up Agreements entered into between the Company and the former NMM shareholders, the former NMM shareholders agreed to extend the expiration date of the First Lock-Up Period from June 7, 2019 to September 30, 2019, and thereafter, to further extend the expiration date of the First Lock-Up Period from September 30, 2019 to January 31, 2020. Except as described above, all the terms and conditions of the Lock-Up Agreements remain unchanged and in full force and effect. Therefore, in accordance with the Lock-up Agreements, the First Lock Up Period (as extended) ended at 12:01 a.m. on February 1, 2020, and such shares became freely tradable.

As a result, the Company estimates that 7,083,957 shares of the Company’s common stock became eligible for sale in the public market at the open of trading on February 3, 2020 (subject to trading limitations on shares held by officers, directors and affiliates of the Company, and restrictions under the Company’s insider trading policy).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO MEDICAL HOLDINGS, INC.

Dated: February 6, 2020	By:	/s/ Thomas S. Lam, M.D.
	Name:	Thomas S. Lam, M.D.
	Title:	Co-CEO & President